Exhibit 10.1

AMENDMENT AGREEMENT

THIS AGREEMENT dated effective the 22nd day of July, 2013

AMONG:

KALAMALKA PARTNERS LTD., 101-2903 35th Avenue, Vernon, BC, V1T 2S7

(the “Agent”)

AND:

NAKED INC., formerly known as Naked Boxer Brief Clothing Inc., of 2-34346 Manufacturers Way, Abbotsford, BC V2S 7M1

(“Naked”)

AND:

NAKED BRAND GROUP INC., formerly known as Search By Headlines.com Corp, of 2-34346 Manufacturers Way, Abbotsford, BC V2S 7M1

(“NBGI” and, together with Naked, the “Borrowers”)

AND:

Each of the lenders set out in Schedule A to this Agreement

(each a “Lender” and collectively, the “Lenders”)

WHEREAS:

A.          the parties entered into an agency and interlender agreement dated August 10, 2012 (the “Agency Agreement”) in connection with certain loans from the Lenders to the Borrowers, as facilitated by the Agent;

B.          the parties wish to amend the Agency Agreement as set forth in this Agreement;

NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
CONSTRUCTION

1.1          Definitions. In this Agreement and any amendments hereto, except as otherwise expressly provided or as the context otherwise requires, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agency Agreement and the schedules thereto (if any), as amended, restated, or otherwise modified from time to time.

1.2          Interpretation. Except as otherwise expressly provided or as the context otherwise requires, the following principles of interpretation shall apply to this Agreement.

(a)

"This Agreement" means this amendment agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement together with all schedules and other attachments to it.

(b)	Headings are inserted for convenience only and are not intended as a guide to interpretation of this Agreement.

(c)

The word "including", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement.

(d)	Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.

1.3          Schedules. The list of Lenders set out as Schedule A to this Agreement is incorporated into and forms a part of this Agreement.

ARTICLE 2
AMENDMENTS TO AGENCY AGREEMENT

2.1          Change of Party Names. The parties hereby agree that all references to “SBH” in the Agency Agreement are deleted and replaced with “NBGI” to reflect the change of name of Search By Headlines.com Corp. to Naked Brand Group Inc. The parties further agree that, for greater certainty, all references to “Naked” in the Agency Agreement are references to Naked Inc., formerly Naked Boxer Brief Clothing Inc.

2.2          Warrant Expiry. The parties hereby agree that Section 7A of the Agency Agreement is deleted and replaced with:

“Concurrently with the issuance of the Notes, NBGI shall issue the following warrants (the “Warrants”):

(a)

50,000 warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.001 in the capital of NBGI at a price of twenty-five cents (USD$0.25) per share until the earlier of 4:00 p.m. Pacific time on August 10, 2017 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and NBGI, to be issued to the following holders:

	(1)	David Lund – 25,000 warrants;

	(2)	Bryce Stephens – 12,500 warrants; and

	(3)	John Nelson – 12,500 warrants.

(b)

150,000 warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.001 in the capital of NBGI at a price of twenty-five cents (USD$0.25) per share until the earlier of 4:00 p.m. Pacific time on following August 10, 2018 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and NBGI, to be issued to the following holders:

	(1)	Darroch Investments Ltd. – 25,000 warrants;

	(2)	Laurie Darroch – 100,000 warrants; and

	(3)	Cathryn Jean Cope – 25,000 warrants.

(c)

400,000 transferable warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.001 in the capital of NBGI at a price of twenty-five cents (USD$0.25) per share until the earlier of 4:00 p.m. Pacific time on August 10, 2017 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and NBGI, to be issued to the following holder:

	(1)	Kalamalka Partners Ltd. – 400,000 warrants.

(d)

the Loan Facilitation Warrants, being 48,000 transferable warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.001 in the capital of NBGI at a price of twenty-five cents (USD$0.25) per share until the earlier of 4:00 p.m. Pacific time on August 10, 2017 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and NBGI, to be issued to the following holder:

	(1)	Kalamalka Partners Ltd. – 48,000 warrants.

(e)

100,000 warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.001 in the capital of NBGI at a price of fifty cents (USD$0.50) per share until the earlier of 4:00 p.m. Pacific time on the next Business Day following August 10, 2018 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and NBGI, to be issued to the following holders:

	(1)	Darroch Investments Ltd. – 25,000 warrants;

	(2)	Laurie Darroch – 50,000 warrants; and

	(3)	Cathryn Jean Cope – 25,000 warrants.

(f)

500,000 transferable warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.001 in the capital of NBGI at a price of fifty cents (USD$0.50) per share until the earlier of 4:00 p.m. Pacific time on the next Business Day following August 10, 2017 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and NBGI, to be issued to the following holders:

	(1)	Kalamalka Partners Ltd. – 500,000 warrants.”

2.3          Further Advances. The parties hereby agree that Section 17.15 of the Agency Agreement is deleted and replaced with:

“The Agent has no obligation to arrange for the Lenders or alternate lenders to advance monies or otherwise extend credit to the Borrowers.”

2.4          Subsequent Rounds. The parties hereby agree that Section 17.19 of the Agency Agreement is deleted and replaced with:

“The Agent will have a first right of refusal to arrange subsequent comparable debt financing for the Borrowers for a period of two (2) years from the date of the first advance under the Loan Documents (the “RFR Period”). During the RFR Period, the Borrowers shall present any offer(s) of debt financing to the Agent and the Agent shall have 72 hours from receipt of such offer(s) to advise the Borrowers if the Agent wishes to exercise its right of first refusal and arrange for comparable financing for the Borrowers. Additionally, during the one (1) year period following the RFR Period, the Borrowers shall communicate their requirements for debt financing to the Agent and provide the Agent with the opportunity to provide a proposal to the Borrowers with respect to such debt financing. Any additional debt financing shall be on such terms as agreed between the lending parties and the Borrowers.

ARTICLE 3
GENERAL PROVISIONS

3.1          Confirmation of Terms. The parties hereby confirm that all other provisions of the Agency Agreement remain in force as set out in the original document.

3.2          Counterparts. This Agreement may be signed in any number of counterparts including, without limitation, by facsimile or e-mail, and all such counterparts will be taken to comprise a single agreement.

IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set out above.

KALAMALKA PARTNERS LTD.	DARROCH INVESTMENTS LTD.
by its authorized signatory:	by its authorized signatory:

/s/ David Willis	/s/ Gregory Darroch
David Willis, Director	Gregory Darroch, Director

NAKED INC.	/s/ David Lund
by its authorized signatory:	DAVID LUND

/s/ Alexander McAulay	/s/ Bryce Stephens
Alexander McAulay, CFO	BRYCE STEPHENS

NAKED BRAND GROUP INC. by its authorized signatory:	/s/ John Nelson
JOHN NELSON

/s/ Alexander McAulay	/s/ David Willis
Alexander McAulay, CFO	DAVID WILLIS

SCHEDULE A

LENDERS

Darroch Investments Ltd.

David Lund

Bryce Stephens

John Nelson

David Willis